Exhibit 99.1

CBTX, Inc. Reports Third quarter Financial Results

Houston, Texas, October 28, 2020 -- CBTX, Inc., or the Company (NASDAQ: CBTX), the bank holding company for CommunityBank of Texas, N.A., or the Bank, today announced net income of $6.4 million, or $0.26 per diluted share, for the quarter ended September 30, 2020, compared to $2.2 million, or $0.09 per diluted share, for the quarter ended June 30, 2020 and $13.1 million, or $0.52 per diluted share, for the quarter ended September 30, 2019.

Robert R. Franklin, Jr., Chairman, CEO and President of the Company remarked, “During the third quarter, we continued to work through the impact of the pandemic on our operations and the economy. The quarter provided us more visibility into the relationships that had entered into deferrals and the impact of the shutdown on their businesses. We are pleased that our markets are opening cautiously including the more affected industries such as schools, restaurants and hotels. We believe that the fourth quarter will be one of caution as we begin to see more clearly the longer-term effect of the pandemic.”

Mr. Franklin added, “As we move through the fourth quarter, we will stay close to our borrowers to understand the stresses they may be experiencing. We will also be watchful around the economic uncertainty that may be created by our contentious political climate and the outcomes of the upcoming elections. We will continue to build reserve as needed and recognize real time our stressed relationships. Although challenges remain, we are using our experiences gained in past difficult times as we seek to identify and address any potential problematic credits through classifications and plans with our customers.”

Mr. Franklin continued, “Our capital remains strong, we continued our dividend program and we resumed our buyback program during the third quarter. Although we remain watchful, we believe that our experience, relationships and focus will provide us continued opportunities in the fourth quarter and into 2021. We are optimistic about the new year as the world learns to live with COVID-19. Our great bank family has done an excellent job continuing to provide the great service our customers have come to expect throughout the current stresses both at home and at work. It is in times like these that our team shines the brightest.”

Highlights

●	Net income was $6.4 million for the third quarter of 2020, an increase of $4.3 million compared to the second quarter of 2020 and a decrease of $6.7 million for the third quarter of 2020 compared to the third quarter of 2019 primarily due to fluctuations in the provision for credit losses.
●	The provision for credit losses was $4.1 million for the third quarter of 2020, compared to $9.9 million for the second quarter of 2020 and $579,000 for the third quarter of 2019. The increase in 2020 was primarily due to the impact of COVID-19 and the sustained instability of the oil and gas industry on current and forecasted economic factors and increased adversely graded loans.
●	The allowance for credit losses, or ACL, for loans increased to $44.1 million at September 30, 2020, compared to $39.7 million at June 30, 2020 and $25.6 million at September 30, 2019.
●	Loans on COVID-19 related deferral arrangements decreased to 41 loans with total principal outstanding of $82.4 million as of September 30, 2020, down from 689 loans with total principal outstanding of $545.0 million as of June 30, 2020. A total of 16 of the 41 loans on deferral arrangements at the end of the third quarter were scheduled to return to payment in October of 2020.
●	Net interest margin on a tax equivalent basis was 3.55% for the quarter ended September 30, 2020, compared to 3.68% for the quarter ended June 30, 2020 and 4.43% for the quarter ended September 30, 2019.
●	Maintained strong capital ratios with the Company’s total risk-based capital ratio being 16.67% at September 30, 2020, compared to 16.56% at June 30, 2020 and 15.88% at September 30, 2019.

Operating Results

Net Interest Income

Net interest income was $31.7 million for the third quarter of 2020, compared to $32.2 million for the second quarter of 2020 and $34.6 million for the third quarter of 2019. Net interest income decreased $450,000 during the third quarter of 2020, compared to the second quarter of 2020, primarily due to lower rates on loans and other securities, partially offset by the impact of increased average loans and lower rates on interest-bearing deposits. Net interest income decreased $2.9 million during the third quarter of 2020, compared to the third quarter of 2019, primarily due to lower rates on loans and other interest-earning assets and higher average interest-bearing deposits, partially offset by the impact of increased average loans and other interest earning-assets and lower rates on interest-bearing deposits.

The yield on interest-earning assets was 3.75% for the third quarter of 2020, compared to 3.91% for the second quarter of 2020 and 4.98% for the third quarter of 2019. The cost of interest-bearing liabilities was 0.46% for the third quarter of 2020, 0.52% for the second quarter of 2020 and 1.12% for the third quarter of 2019. Yields on interest-earning assets decreased, and the costs of interest-bearing liabilities did not decrease to the same extent, which caused compression of the Company’s net interest margin on a tax equivalent basis to 3.55% for the third quarter of 2020, from 3.68% for the second quarter of 2020 and 4.43% for the third quarter of 2019.

Provision/Recapture for Credit Losses

The provision for credit losses was $4.1 million for the third quarter of 2020, compared to $9.9 million for the second quarter of 2020 and $579,000 for the third quarter of 2019. The increase in the provision for credit losses during 2020 was primarily due to the impact of COVID-19 and the sustained instability of the oil and gas industry during such periods on the local and national economy and on current and forecasted economic factors and an increase in adversely graded loans.

The ACL for loans was $44.1 million, or 1.49% of total loans, at September 30, 2020, compared to $39.7 million, or 1.35% of total loans, at June 30, 2020 and $25.6 million, or 0.96% of total loans, at September 30, 2019. The increase in the ACL for loans was primarily due to the impact of COVID-19 and the sustained instability of the oil and gas industry on current and forecasted economic factors during 2020 and an increase in adversely graded loans.

The liability associated with the ACL for unfunded commitments was $4.5 million at September 30, 2020, compared to $5.0 million at June 30, 2020 and $378,000 at September 30, 2019. The increase in 2020 was primarily due to the adoption of Accounting Standards Update, or ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, or CECL, effective January 1, 2020, the impact of COVID-19 and the sustained instability of the oil and gas industry, as noted above.

Noninterest Income

Noninterest income was $4.0 million for the third quarter of 2020, $2.9 million for the second quarter of 2020 and $4.1 million for the third quarter of 2019. The increase in noninterest income during the third quarter of 2020, as compared to the second quarter of 2020 and third quarter of 2019 was primarily due to nontaxable death proceeds of $2.0 million received under bank-owned life insurance policies. The Company recorded a gain of $769,000 over the carrying value during the third quarter of 2020.

Noninterest Expense

Noninterest expense was $23.9 million for the third quarter of 2020, compared to $22.5 million for the second quarter of 2020 and $22.0 million for the third quarter of 2019. The increase in noninterest expense of $1.4 million between the third and second quarter of 2020 was primarily due to increased professional and director fees, mainly consulting fees related to Bank Secrecy Act/Anti-Money Laundering, or BSA/AML, compliance  matters, and increased salaries and employee benefits.

The increase in noninterest expense of $1.8 million between the third quarter of 2020 and the third quarter of 2019 primarily related to an increase in professional and director fees, mainly consulting fees related to BSA/AML matters, increased regulatory fees and increased salaries and employee benefits.

Income Taxes

Income tax expense was $1.3 million for the third quarter of 2020, $539,000 for the second quarter of 2020 and $3.0 million for the third quarter of 2019. The effective tax rates were 17.31% for the third quarter of 2020, 19.95% for the second quarter of 2020 and 18.61% for the third quarter of 2019. The differences between the federal statutory rate of 21% and the effective tax rates were largely attributable to permanent differences primarily related to tax exempt interest and bank-owned life insurance earnings.

Balance Sheet Highlights

Loans

Loans, excluding loans held for sale, were $3.0 billion at September 30, 2020, $2.9 billion at June 30, 2020 and $2.7 billion at September 30, 2019.

In support of customers impacted by COVID-19, the Company offered relief through payment deferrals. The deferral periods range from one to six-months, with the majority of the deferrals involving three-month arrangements. As of September 30, 2020, the Company had 41 loans on deferral with total outstanding principal of $82.4 million, down from 689 loans on deferral with total outstanding principal of $545.0 million as of June 30, 2020.

Asset Quality

Nonperforming assets remain low at $15.6 million, or 0.41% of total assets, at September 30, 2020, $11.2 million, or 0.29% of total assets, at June 30, 2020 and $1.1 million, or 0.03% of total assets, at September 30, 2019. The increase in nonperforming assets during the third quarter of 2020 is primarily related to two loans totaling $5.0 million.

During the nine months ended September 30, 2020, 37 loans totaling $36.4 million were restructured as troubled debt restructurings, or TDRs, which include 35 loans totaling $36.0 million that were provided a deferral arrangement as the borrower was impacted by the COVID-19 pandemic and resultant economic circumstances.  As of September 30, 2020, eight of these 35 TDRs were still on a deferral arrangement and had principal balances totaling $14.4 million.

Annualized net charge-offs to average loans were 0.02% for the third quarter of 2020, 0.01% for the second quarter of 2020 and 0.05% for the third quarter of 2019.

Deposits and Borrowings

Total deposits were $3.2 billion at September 30, 2020, $3.3 billion at June 30, 2020 and $2.7 billion at September 30, 2019.

The Company defines total borrowings as the total of repurchase agreements, Federal Home Loan Bank advances and notes payable. Total borrowings were $52.2 million, $52.5 million and $121.2 million at September 30, 2020, June 30, 2020 and September 30, 2019, respectively. Borrowings fluctuated between the third quarter of 2020 and third quarter of 2019 due to increased Federal Home Loan Bank advances to fund loan growth in 2019.

Capital

At September 30, 2020, the Company continued to be well capitalized and maintained strong capital ratios under bank regulatory requirements. The Company’s total risk-based capital ratio was 16.67% at September 30, 2020, compared to 16.56% at June 30, 2020, and 15.88% at September 30, 2019. The Company’s Tier 1 leverage ratio was 11.90% at September 30, 2020, compared to 11.96% at June 30, 2020, and 13.23% at September 30, 2019. The Company’s total shareholders’ equity to total assets ratio was 14.18% at September 30, 2020, 13.77% at June 30, 2020 and 15.31% at September 30, 2019.

The ratio of tangible equity to tangible assets was 12.22% at September 30, 2020, 11.84% at June 30, 2020 and 13.13% at September 30, 2019. Tangible equity to tangible assets is a non-GAAP financial measure. The most directly comparable financial measure calculated in accordance with United States generally accepted accounting principles, or GAAP, to tangible equity to tangible assets is total shareholders’ equity to total assets. See the table captioned “Non-GAAP to GAAP Reconciliation” at the end of this press release.

Non-GAAP Financial Measures

The Company’s accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. The Company’s management also evaluates performance based on certain non-GAAP financial measures. The Company classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows.

This press release contains certain non-GAAP financial measures including “tangible book value,” “tangible book value per common share,” and “tangible equity to tangible assets,” which are supplemental measures that are not required by, or are not presented in accordance with, GAAP. Non-GAAP financial measures do not include operating, other statistical measures or ratios calculated using exclusively financial measures calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Please refer to the table titled “Non-GAAP to GAAP Reconciliation” at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call Information

The Company will hold a conference call to discuss results for the quarter ended September 30, 2020 on October 29, 2020 at 8:00 a.m. Central Standard Time. Investors and interested parties may listen to the teleconference via telephone by calling (877) 620-1733 if calling from the U.S. or Canada (or (470) 414-9785 if calling from outside the U.S.).  The conference call ID number is 9087182. To access the live webcast of the conference call, individuals can visit the Investor Relations page of the Company’s website: https://ir.cbtxinc.com/events-and-presentations. An archived edition of the earnings webcast will also be posted on the Company’s website later that day and will remain available to interested parties via the same link for one year.

The conference call will contain forward-looking statements in addition to statements of historical fact. The actual achievement of any forecasted results or the unfolding of future economic or business developments in a way anticipated or projected by the Company involves numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statements. Such risks and uncertainties include, among other things, risks discussed within the “Risk Factors” section of the Company’s most recent Forms 10-Q and 10-K and subsequent 8-Ks.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.8 billion asset bank, offering commercial banking solutions to small and mid-sized businesses and professionals in Houston, Dallas, Beaumont and surrounding communities in Texas. Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: whether the Company can: manage the economic risks related to the impact of COVID-19 and the sustained instability of the oil and gas industry (including risks related to its customers’ credit quality, deferrals and modifications to loans, the Company’s ability to borrow, and the impact of a resultant recession generally), and other hazards such as natural disasters and adverse weather, acts of war or terrorism, other pandemics, an outbreak of  hostilities or other international or domestic calamities and the governmental or military response thereto, and other matters beyond the Company’s control; the geographic concentration of our markets in Beaumont and Houston, Texas; whether the Company can manage changes and the continued health or availability of management personnel; the amount of nonperforming and classified assets that the Company holds and the efforts to resolve the nonperforming assets; deterioration of its asset quality; interest rate risks associated with the Company’s business; business and economic conditions generally and in the financial services industry, nationally and within the Company’s primary markets; volatility and direction of oil prices, including risks related to the instability of oil prices, and the strength of the energy industry, generally and within Texas; the composition of the Company’s loan portfolio, including the identity of its borrowers and the concentration of loans in specialized industries, especially the creditworthiness of energy company borrowers; changes in the value of collateral securing the loans; the Company’s ability to maintain important deposit customer relationships and the Company’s reputation; the Company’s ability to maintain effective internal control over financial reporting; the Company’s ability to pursue available remedies in the event of a loan default for loans under the PPP and the risk of holding the PPP loans at unfavorable interest rates as compared to the loans to customers that we would have otherwise lent to; the volatility and direction of market interest rates; liquidity risks associated with the Company’s business; systems failures, interruptions or breaches involving the Company’s information technology and telecommunications systems or third-party servicers; the failure of certain third-party vendors to perform; the institution and outcome of litigation and other legal proceedings against the Company or to which it may become subject; operational risks associated with the Company’s business; the costs, effects and results of regulatory examinations, investigations, including the ongoing investigation by the Financial Crimes Enforcement Network, or FinCEN, of the U.S. Department of Treasury, or reviews or the ability to obtain the required regulatory approvals; the Company’s ability to meet the requirements of its Formal Agreement with the Office of the Comptroller of the Currency, and the risk that such Formal Agreement may have a negative impact on the Company’s financial performance and results of operations; changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters; governmental or regulatory responses to the COVID-19 pandemic and newly enacted fiscal stimulus that impact the Company’s loan portfolio and forbearance practice; and other governmental interventions in the U.S. financial system that may impact how the Company achieves its performance goals. Additionally, many of these risks and uncertainties are currently elevated by and may or will continue to be elevated by the COVID-19 pandemic. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, or SEC, and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Financial Highlights

(In thousands, except per share data and percentages)

	Three Months Ended					Nine Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Profitability:
Net income	$6,421	$2,163	$7,541	$12,636	$13,076	$16,125	$37,881
Basic earnings per share	$0.26	$0.09	$0.30	$0.51	$0.52	$0.65	$1.52
Diluted earnings per share	$0.26	$0.09	$0.30	$0.50	$0.52	$0.65	$1.51

Return on average assets(1)	0.66%	0.23%	0.87%	1.43%	1.53%	0.58%	1.52%
Return on average shareholders' equity(1)	4.70%	1.60%	5.64%	9.40%	9.92%	3.97%	9.95%
Net interest margin- tax equivalent(1)	3.55%	3.68%	4.06%	4.18%	4.43%	3.76%	4.51%
Efficiency ratio(2)	66.77%	64.15%	60.44%	58.96%	56.98%	63.76%	58.09%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	14.18%	13.77%	15.67%	15.40%	15.31%	14.18%	15.31%
Tangible equity to tangible assets(3)	12.22%	11.84%	13.51%	13.26%	13.13%	12.22%	13.13%
Common equity tier 1 capital ratio	15.41%	15.30%	15.23%	15.52%	14.99%	15.41%	14.99%
Tier 1 risk-based capital ratio	15.41%	15.30%	15.23%	15.52%	14.99%	15.41%	14.99%
Total risk-based capital ratio	16.67%	16.56%	16.42%	16.41%	15.88%	16.67%	15.88%
Tier 1 leverage ratio	11.90%	11.96%	13.18%	13.11%	13.23%	11.90%	13.23%

Credit Quality:
Allowance for credit losses for loans to total loans	1.49%	1.35%	1.17%	0.96%	0.96%	1.49%	0.96%
Nonperforming assets to total assets	0.41%	0.29%	0.04%	0.03%	0.03%	0.41%	0.03%
Nonperforming loans to total loans	0.53%	0.38%	0.05%	0.04%	0.04%	0.53%	0.04%
Net charge-offs (recoveries) to average loans(1)	0.02%	0.01%	(0.05%)	0.02%	0.05%	—	0.03%

Other Data:
Weighted average common shares outstanding - basic	24,748	24,752	24,926	24,951	24,923	24,808	24,918
Weighted average common shares outstanding - diluted	24,770	24,780	25,000	25,071	25,046	24,847	25,053
Common shares outstanding at period end	24,713	24,755	24,746	24,980	24,923	24,713	24,923
Dividends per share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.30	$0.30
Book value per share	$21.89	$21.71	$21.70	$21.45	$21.07	$21.89	$21.07
Tangible book value per share(3)	$18.44	$18.26	$18.23	$18.01	$17.62	$18.44	$17.62
Employees - full-time equivalents	515	523	512	500	504	515	504

(1)	Annualized.
(2)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(3)	Non-GAAP financial measure. See the table captioned “Non-GAAP to GAAP Reconciliation” at the end of this earnings release.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)

Balance Sheet Data (at period end):	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019

Loans, excluding loans held for sale	$2,964,526	$2,934,888	$2,671,587	$2,639,085	$2,676,824
Allowance for credit losses for loans	(44,069)	(39,678)	(31,194)	(25,280)	(25,576)
Loans, net	2,920,457	2,895,210	2,640,393	2,613,805	2,651,248

Cash and equivalents	377,572	492,400	284,898	372,064	289,399
Securities	226,101	235,438	234,014	231,262	228,061
Premises and equipment	61,732	50,729	50,243	50,875	51,183
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets	4,303	4,496	4,700	4,938	5,106
Loans held for sale	1,763	-	882	1,463	-
Operating lease right-to-use asset	12,893	14,081	12,577	12,926	12,864
Other assets	128,901	128,421	116,993	110,261	112,774
Total assets	$3,814,672	$3,901,725	$3,425,650	$3,478,544	$3,431,585

Noninterest-bearing deposits	$1,460,983	$1,513,748	$1,195,541	$1,184,861	$1,196,720
Interest-bearing deposits	1,709,681	1,740,455	1,596,692	1,667,527	1,547,607
Total deposits	3,170,664	3,254,203	2,792,233	2,852,388	2,744,327

Federal Home Loan Bank advances	50,000	50,000	50,000	50,000	120,000
Repurchase agreements	2,153	2,500	1,415	485	1,208
Operating lease liabilities	15,759	16,983	15,356	15,704	15,513
Other liabilities	35,175	40,683	29,772	24,246	25,317
Total liabilities	3,273,751	3,364,369	2,888,776	2,942,823	2,906,365

Total shareholders’ equity	540,921	537,356	536,874	535,721	525,220
Total liabilities and shareholders’ equity	$3,814,672	$3,901,725	$3,425,650	$3,478,544	$3,431,585

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income

(In thousands)

	Three Months Ended					Nine Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Interest income
Interest and fees on loans	$32,318	$32,857	$33,617	$35,634	$36,353	$98,792	$105,754
Securities	1,107	1,228	1,363	1,442	1,436	3,698	4,512
Other interest-earning assets	176	169	1,055	1,279	1,212	1,400	4,054
Equity investments	162	171	176	213	192	509	507
Total interest income	33,763	34,425	36,211	38,568	39,193	104,399	114,827
Interest expense
Deposits	1,831	2,022	3,766	4,463	4,130	7,619	11,536
Federal Home Loan Bank advances	221	240	221	316	483	682	1,070
Repurchase agreements	—	1	—	—	1	1	3
Note payable and junior subordinated debt	3	4	4	3	4	11	16
Total interest expense	2,055	2,267	3,991	4,782	4,618	8,313	12,625
Net interest income	31,708	32,158	32,220	33,786	34,575	96,086	102,202
Provision (recapture) for credit losses
Provision (recapture) for credit losses for loans	4,569	8,537	4,739	(148)	579	17,845	2,533
Provision (recapture) for credit losses for unfunded commitments	(461)	1,333	310	—	—	1,182	—
Total provision (recapture) for credit losses	4,108	9,870	5,049	(148)	579	19,027	2,533
Net interest income after provision (recapture) for credit losses	27,600	22,288	27,171	33,934	33,996	77,059	99,669
Noninterest income
Deposit account service charges	1,176	1,095	1,485	1,587	1,681	3,756	4,967
Card interchange fees	995	915	922	1,007	908	2,832	2,713
Earnings on bank-owned life insurance	1,187	412	416	430	430	2,015	4,581
Net gain on sales of assets	114	139	123	305	190	376	347
Other	551	348	1,381	388	906	2,280	2,303
Total noninterest income	4,023	2,909	4,327	3,717	4,115	11,259	14,911
Noninterest expense
Salaries and employee benefits	14,332	14,012	14,223	14,264	13,951	42,567	41,958
Occupancy expense	2,496	2,558	2,424	2,417	2,484	7,478	7,089
Professional and director fees	2,446	1,541	1,152	1,220	1,455	5,139	5,828
Data processing and software	1,525	1,292	1,222	1,074	1,121	4,039	3,361
Regulatory fees	471	476	103	84	144	1,050	1,054
Advertising, marketing and business development	429	269	364	452	407	1,062	1,379
Telephone and communications	486	392	419	506	434	1,297	1,268
Security and protection expense	299	351	374	364	410	1,024	1,100
Amortization of intangibles	198	230	221	216	221	649	678
Other expenses	1,176	1,374	1,587	1,513	1,418	4,137	4,318
Total noninterest expense	23,858	22,495	22,089	22,110	22,045	68,442	68,033
Net income before income tax expense	7,765	2,702	9,409	15,541	16,066	19,876	46,547
Income tax expense	1,344	539	1,868	2,905	2,990	3,751	8,666
Net income	$6,421	$2,163	$7,541	$12,636	$13,076	$16,125	$37,881

CBTX, INC. AND SUBSIDIARY

Net Interest Margin

(In thousands, except percentages)

	Three Months Ended
	9/30/2020			6/30/2020			9/30/2019
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Interest Paid	Rate(1)	Balance	Interest Paid	Rate(1)	Balance	Interest Paid	Rate(1)
Assets
Interest-earning assets:
Total loans(2)	$2,945,320	$32,318	4.37%	$2,908,204	$32,857	4.54%	$2,655,941	$36,353	5.43%
Securities	236,015	1,107	1.87%	240,343	1,228	2.05%	234,525	1,436	2.41%
Other interest-earning assets	383,626	176	0.18%	378,405	169	0.18%	215,900	1,212	2.25%
Equity investments	15,334	162	4.20%	15,147	171	4.54%	16,154	192	4.72%
Total interest-earning assets	3,580,295	$33,763	3.75%	3,542,099	$34,425	3.91%	3,122,520	$39,193	4.98%
Allowance for credit losses for loans	(40,135)			(31,443)			(25,422)
Noninterest-earning assets	326,590			305,821			296,861
Total assets	$3,866,750			$3,816,477			$3,393,959
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,730,812	$1,831	0.42%	$1,687,991	$2,022	0.48%	$1,557,503	$4,130	1.05%
Federal Home Loan Bank advances	50,000	221	1.76%	70,769	240	1.36%	83,804	483	2.29%
Repurchase agreements	2,230	—	—	2,101	1	0.19%	1,043	1	0.38%
Note payable and junior subordinated debt	—	3	—	—	4	—	—	4	—
Total interest-bearing liabilities	1,783,042	$2,055	0.46%	1,760,861	$2,267	0.52%	1,642,350	$4,618	1.12%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,484,557			1,462,271			1,189,087
Other liabilities	55,386			49,958			39,775
Total noninterest-bearing liabilities	1,539,943			1,512,229			1,228,862
Shareholders’ equity	543,765			543,387			522,747
Total liabilities and shareholders’ equity	$3,866,750			$3,816,477			$3,393,959
Net interest income		$31,708			$32,158			$34,575
Net interest spread(3)			3.29%			3.39%			3.86%
Net interest margin(4)			3.52%			3.65%			4.39%
Net interest margin—tax equivalent(5)			3.55%			3.68%			4.43%

(1)	Annualized.
(2)	Includes average outstanding balances related to loans held for sale.
(3)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(4)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(5)

Tax equivalent adjustments of $258,000, $247,000 and $257,000 for the quarters ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Year to Date Net Interest Margin

(In thousands, except percentages)

	Nine Months Ended September 30,
	2020			2019
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Interest Paid	Rate(1)	Balance	Interest Paid	Rate(1)
Assets
Interest-earning assets:
Total loans(2)	$2,829,767	$98,792	4.66%	$2,583,454	$105,754	5.47%
Securities	236,756	3,698	2.09%	233,913	4,512	2.58%
Other interest-earning assets	359,134	1,400	0.52%	224,123	4,054	2.42%
Equity investments	14,716	509	4.62%	14,419	507	4.70%
Total interest-earning assets	3,440,373	$104,399	4.05%	3,055,909	$114,827	5.02%
Allowance for credit losses for loans	(32,499)			(24,762)
Noninterest-earning assets	309,778			299,648
Total assets	$3,717,652			$3,330,795
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,689,772	$7,619	0.60%	$1,538,793	$11,536	1.00%
Federal Home Loan Bank advances	56,898	682	1.60%	59,121	1,070	2.42%
Repurchase agreements	1,700	1	0.08%	1,256	3	0.32%
Note payable and junior subordinated debt	—	11	—	—	16	—
Total interest-bearing liabilities	1,748,370	$8,313	0.64%	1,599,170	$12,625	1.06%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,377,594			1,186,985
Other liabilities	48,881			35,791
Total noninterest-bearing liabilities	1,426,475			1,222,776
Shareholders’ equity	542,807			508,849
Total liabilities and shareholders’ equity	$3,717,652			$3,330,795
Net interest income		$96,086			$102,202
Net interest spread(3)			3.41%			3.96%
Net interest margin(4)			3.73%			4.47%
Net interest margin—tax equivalent(5)			3.76%			4.51%

(1)	Annualized.
(2)	Includes average outstanding balances related to loans held for sale.
(3)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(4)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(5)	Tax equivalent adjustments of $754,000 and $770,000 for the nine months ended September 30, 2020 and 2019, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Rate/Volume Analysis

(In thousands)

	Three Months Ended September 30, 2020,
	Compared to Three Months Ended June 30, 2020
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$(1,320)	$419	$362	$(539)
Securities	(112)	(22)	13	(121)
Other interest-earning assets	3	2	2	7
Equity investments	(13)	2	2	(9)
Total increase (decrease) in interest income	(1,442)	401	379	(662)
Interest-bearing liabilities:
Interest-bearing deposits	(265)	51	23	(191)
Federal Home Loan Bank advances	48	(70)	3	(19)
Repurchase agreements	(1)	—	—	(1)
Note payable and junior subordinated debt	—	(1)	—	(1)
Total increase (decrease) in interest expense	(218)	(20)	26	(212)
Increase (decrease) in net interest income	$(1,224)	$421	$353	$(450)

	Three Months Ended September 30, 2020,
	Compared to Three Months Ended September 30, 2019
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$(7,996)	$3,961	$—	$(4,035)
Securities	(338)	9	—	(329)
Other interest-earning assets	(1,987)	951	—	(1,036)
Equity investments	(20)	(10)	—	(30)
Total increase (decrease) in interest income	(10,341)	4,911	—	(5,430)
Interest-bearing liabilities:
Interest-bearing deposits	(2,758)	459	—	(2,299)
Federal Home Loan Bank advances	(67)	(195)	—	(262)
Repurchase agreements	(2)	1	—	(1)
Note payable and junior subordinated debt	—	(1)	—	(1)
Total increase (decrease) in interest expense	(2,827)	264	—	(2,563)
Increase (decrease) in net interest income	$(7,514)	$4,647	$—	$(2,867)

	Nine Months Ended September 30, 2020,
	Compared to Nine Months Ended September 30, 2019
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$(17,426)	$10,077	$387	$(6,962)
Securities	(886)	55	17	(814)
Other interest-earning assets	(5,112)	2,444	14	(2,654)
Equity investments	(10)	10	2	2
Total increase (decrease) in interest income	(23,434)	12,586	420	(10,428)
Interest-bearing liabilities:
Interest-bearing deposits	(5,088)	1,129	42	(3,917)
Federal Home Loan Bank advances	(351)	(40)	3	(388)
Repurchase agreements	(3)	1	—	(2)
Note payable and junior subordinated debt	—	(5)	—	(5)
Total increase (decrease) in interest expense	(5,442)	1,085	45	(4,312)
Increase (decrease) in net interest income	$(17,992)	$11,501	$375	$(6,116)

CBTX, INC. AND SUBSIDIARY

Yield Trend(1)

	Three Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019

Interest-earning assets:
Total loans	4.37%	4.54%	5.13%	5.27%	5.43%
Securities	1.87%	2.05%	2.34%	2.46%	2.41%
Other interest-earning assets	0.18%	0.18%	1.35%	1.69%	2.25%
Equity investments	4.20%	4.54%	5.18%	5.24%	4.72%
Total interest-earning assets	3.75%	3.91%	4.56%	4.73%	4.98%

Interest-bearing liabilities:
Interest-bearing deposits	0.42%	0.48%	0.92%	1.08%	1.05%
Federal Home Loan Bank advances	1.76%	1.36%	1.78%	1.82%	2.29%
Repurchase agreements	—	0.19%	—	—	0.38%
Note payable and junior subordinated debt	—	—	—	—	—
Total interest-bearing liabilities	0.46%	0.52%	0.94%	1.11%	1.12%

Net interest spread(2)	3.29%	3.39%	3.62%	3.62%	3.86%
Net interest margin(3)	3.52%	3.65%	4.05%	4.15%	4.39%
Net interest margin—tax equivalent(4)	3.55%	3.68%	4.06%	4.18%	4.43%

(1)Annualized.
(2)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(4)	Tax equivalent adjustments were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances

(In thousands)

	Three Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019

Assets
Interest-earning assets:
Total loans(1)	$2,945,320	$2,908,204	$2,634,507	$2,682,842	$2,655,941
Securities	236,015	240,343	233,917	232,441	234,525
Other interest-earning assets	383,626	378,405	315,099	300,395	215,900
Equity investments	15,334	15,147	13,661	16,140	16,154
Total interest-earning assets	3,580,295	3,542,099	3,197,184	3,231,818	3,122,520
Allowance for credit losses for loans	(40,135)	(31,443)	(25,831)	(25,591)	(25,422)
Noninterest-earning assets	326,590	305,821	296,698	298,615	296,861
Total assets	$3,866,750	$3,816,477	$3,468,051	$3,504,842	$3,393,959

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,730,812	$1,687,991	$1,650,064	$1,646,883	$1,557,503
Federal Home Loan Bank advances	50,000	70,769	50,000	68,913	83,804
Repurchase agreements	2,230	2,101	763	423	1,043
Note payable and junior subordinated debt	—	—	—	—	—
Total interest-bearing liabilities	1,783,042	1,760,861	1,700,827	1,716,219	1,642,350
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,484,557	1,462,271	1,184,776	1,212,939	1,189,087
Other liabilities	55,386	49,958	44,620	42,406	39,775
Total noninterest-bearing liabilities	1,539,943	1,512,229	1,229,396	1,255,345	1,228,862
Shareholders’ equity	543,765	543,387	537,828	533,278	522,747
Total liabilities and shareholders’ equity	$3,866,750	$3,816,477	$3,468,051	$3,504,842	$3,393,959

(1)	Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Loans and Deposits Period End Balances

(In thousands, except percentages)

	9/30/2020		6/30/2020		3/31/2020		12/31/2019		9/30/2019
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Loan Portfolio:
Commercial and industrial	$832,686	28.0%	$837,667	28.4%	$542,650	20.3%	$527,607	19.9%	$523,831	19.5%
Real estate:
Commercial real estate	949,933	31.9%	908,027	30.8%	904,395	33.8%	900,746	34.0%	875,329	32.6%
Construction and development	506,216	17.0%	552,879	18.8%	558,343	20.8%	527,812	19.9%	572,276	21.4%
1-4 family residential	253,868	8.5%	272,253	9.2%	276,142	10.3%	280,192	10.6%	287,434	10.7%
Multi-family residential	298,733	10.0%	255,273	8.7%	267,152	10.0%	277,209	10.5%	298,396	11.1%
Consumer	35,637	1.2%	36,338	1.2%	38,133	1.4%	36,782	1.4%	37,975	1.4%
Agriculture	9,753	0.3%	7,795	0.3%	7,520	0.3%	9,812	0.4%	10,836	0.4%
Other	91,501	3.1%	77,535	2.6%	84,076	3.1%	86,513	3.3%	76,860	2.9%
Gross loans	2,978,327	100.0%	2,947,767	100.0%	2,678,411	100.0%	2,646,673	100.0%	2,682,937	100.0%
Less allowance for credit losses	(44,069)		(39,678)		(31,194)		(25,280)		(25,576)
Less deferred fees and unearned discount	(12,038)		(12,879)		(5,942)		(6,125)		(6,113)
Less loans held for sale	(1,763)		—		(882)		(1,463)		—
Loans, net	$2,920,457		$2,895,210		$2,640,393		$2,613,805		$2,651,248

Deposits:
Interest-bearing demand accounts	$346,406	10.9%	$366,281	11.2%	$359,943	12.9%	$369,744	13.0%	$337,746	12.3%
Money market accounts	916,668	28.9%	878,006	27.0%	760,036	27.2%	805,942	28.3%	739,436	26.9%
Savings accounts	103,062	3.3%	98,485	3.0%	90,227	3.2%	92,183	3.2%	91,413	3.3%
Certificates and other time deposits, $100,000 or greater	171,854	5.4%	200,505	6.2%	212,341	7.6%	208,018	7.3%	198,561	7.3%
Certificates and other time deposits, less than $100,000	171,691	5.4%	197,178	6.1%	174,145	6.3%	191,640	6.7%	180,451	6.6%
Total interest-bearing deposits	1,709,681	53.9%	1,740,455	53.5%	1,596,692	57.2%	1,667,527	58.5%	1,547,607	56.4%
Noninterest-bearing deposits	1,460,983	46.1%	1,513,748	46.5%	1,195,541	42.8%	1,184,861	41.5%	1,196,720	43.6%
Total deposits	$3,170,664	100.0%	$3,254,203	100.0%	$2,792,233	100.0%	$2,852,388	100.0%	$2,744,327	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality

(In thousands, except percentages)

	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Nonperforming Assets (at period end):
Nonaccrual loans:
Commercial and industrial	$6,699	$5,519	$449	$596	$354
Real estate:
Commercial real estate	4,811	4,811	67	67	159
Construction and development	241	506	519	—	—
1-4 family residential	325	332	413	314	629
Multi-family residential	—	—	—	—	—
Consumer	—	—	—	—	—
Agriculture	—	—	—	—	—
Other	3,500	—	—	—	—
Nonaccrual loans	15,576	11,168	1,448	977	1,142
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	15,576	11,168	1,448	977	1,142
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$15,576	$11,168	$1,448	$977	$1,142

Allowance for Credit Losses for Loans (at period end):
Commercial and industrial	$13,347	$12,108	$9,535	$7,671	$7,470
Real estate:
Commercial real estate	12,745	12,424	9,576	7,975	7,788
Construction and development	6,334	7,050	5,795	4,446	4,825
1-4 family residential	2,871	3,173	2,430	2,257	2,338
Multi-family residential	3,117	2,880	2,413	1,699	1,829
Consumer	507	529	477	388	558
Agriculture	164	134	129	74	82
Other	4,984	1,380	839	770	686
Total allowance for credit losses for loans	$44,069	$39,678	$31,194	$25,280	$25,576

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.41%	0.29%	0.04%	0.03%	0.03%
Nonperforming loans to total loans	0.53%	0.38%	0.05%	0.04%	0.04%
Allowance for credit losses for loans to nonperforming loans	282.93%	355.28%	2,154.28%	2,587.51%	2,239.58%
Allowance for credit losses for loans to total loans	1.49%	1.35%	1.17%	0.96%	0.96%

CBTX, INC. AND SUBSIDIARY

Allowance for Credit Losses for Loans

(In thousands, except percentages)

	Three Months Ended					Nine Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019

Beginning balance	$39,678	$31,194	$25,280	$25,576	$25,342	$25,280	$23,693

Adoption of CECL	—	—	874	—	—	874	—

Provision (recapture)	4,569	8,537	4,739	(148)	579	17,845	2,533

Net (charge-offs) recoveries:
Commercial and industrial	(31)	18	398	(205)	(374)	385	(558)
Real estate:
Commercial real estate	(135)	(24)	—	(1)	33	(159)	37
Construction and development	—	—	—	—	—	—	—
1-4 family residential	(5)	(66)	1	—	1	(70)	(9)
Multi-family residential	—	—	—	—	—	—	(88)
Consumer	(7)	7	(99)	47	(1)	(99)	15
Agriculture	—	12	—	10	—	12	(52)
Other	—	—	1	1	(4)	1	5
Total net (charge-offs) recoveries	(178)	(53)	301	(148)	(345)	70	(650)
Ending balance	$44,069	$39,678	$31,194	$25,280	$25,576	$44,069	$25,576
Net charge-offs (recoveries) to average loans(1)	0.02%	0.01%	(0.05%)	0.02%	0.05%	—	0.03%

(1)	Annualized.

CBTX, INC. AND SUBSIDIARY

Non-GAAP to GAAP Reconciliation

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non-GAAP financial measures. We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating, other statistical measures or ratios calculated using exclusively financial measures calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

We calculate tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share.

We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets.

We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and total shareholders’ equity to total assets:

	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Tangible Equity
Total shareholders’ equity	$540,921	$537,356	$536,874	$535,721	$525,220
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	4,303	4,496	4,700	4,938	5,106
Tangible equity	$455,668	$451,910	$451,224	$449,833	$439,164
Tangible Assets
Total assets	$3,814,672	$3,901,725	$3,425,650	$3,478,544	$3,431,585
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	4,303	4,496	4,700	4,938	5,106
Tangible assets	$3,729,419	$3,816,279	$3,340,000	$3,392,656	$3,345,529

Common shares outstanding	24,713	24,755	24,746	24,980	24,923

Book value per share	$21.89	$21.71	$21.70	$21.45	$21.07
Tangible book value per share	$18.44	$18.26	$18.23	$18.01	$17.62
Total shareholders’ equity to total assets	14.18%	13.77%	15.67%	15.40%	15.31%
Tangible equity to tangible assets	12.22%	11.84%	13.51%	13.26%	13.13%

Investor Relations:

Justin M. Long

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com